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                                                                    EXHIBIT 10.3


                    INTERCREDITOR AND SUBORDINATION AGREEMENT



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                               TABLE OF CONTENTS


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ARTICLE I             DEFINITIONS; INTERPRETATION.........................................     1
        1.1    Terms Defined in Credit Agreement..........................................     1
        1.2    Certain Other Defined Terms................................................     2
        1.3    Interpretation.............................................................     4

ARTICLE II            AGREEMENT OF SUBORDINATION..........................................     4
        2.1    Benefit of Subordination Provisions........................................     4
        2.2    Subordination to Payment of Senior Credit Agreement Obligations............     5
        2.3    Subordination of Liens.....................................................     5
        2.4    Applicability of Subordination Provisions to Proceeds......................     5
        2.5    No Challenge...............................................................     5
        2.6    No Effect of Disallowance..................................................     5
        2.7    Turnover of Share Certificates.............................................     5

ARTICLE III           SUBORDINATION UPON ANY DISTRIBUTION OF ASSETS OF  DESIGNATED
                      GUARANTORS..........................................................     6

ARTICLE IV            NO PAYMENTS BY DESIGNATED GUARANTORS ON SENIOR NOTE
                      OBLIGATIONS.........................................................     6

ARTICLE V             SUBORDINATION OF REMEDIES...........................................     6
        5.1    Agent's Exercise of Rights as Secured Party................................     6
        5.2    Remedies of the Trustee and Senior Secured Note Holders....................     8
        5.3    Discontinuance of Remedies.................................................     8

ARTICLE VI            DIVISION OF SHARED ASSETS PROCEEDS..................................     8

ARTICLE VII           PAYMENT OVER TO AGENT...............................................     9

ARTICLE VIII          REORGANIZATION OF DESIGNATED GUARANTOR..............................     9

ARTICLE IX            REORGANIZATION CLAIMS OF THE TRUSTEE AND  THE SENIOR SECURED
                      NOTE HOLDERS AGAINST DESIGNATED GUARANTORS..........................    10
        9.1    Reorganization Claims......................................................    10
        9.2    Opposition to Substantive Consolidation....................................    11

ARTICLE X             AMENDMENTS TO SENIOR CREDIT AGREEMENT OBLIGATIONS;
                      AMENDMENTS TO SENIOR NOTE OBLIGATIONS...............................    11
        10.1   Amendments to Senior Credit Agreement Obligations..........................    11
        10.2   Amendments to Senior Note Obligations......................................    11

ARTICLE XI            CERTAIN AGREEMENTS OF THE TRUSTEE AND  THE SENIOR SECURED
                      NOTE HOLDERS........................................................    12
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        11.1   No Interference............................................................    12
        11.2   Acquisition of Additional Liens or Guaranties; Limitations on and
               Termination of Guaranties of Designated Guarantors.........................    12
        11.3   Rights of Agent Not to Be Impaired; Waivers of Trustee and Senior
               Secured Note Holders.......................................................    13
        11.4   Financial Condition of Borrower............................................    13
        11.5   Litigation.................................................................    14
        11.6   Absence of Reliance........................................................    14
        11.7   Non-Disturbance............................................................    14

ARTICLE XII           SUBROGATION.........................................................    14
        12.1   Subrogation................................................................    14
        12.2   Payments Over..............................................................    15

ARTICLE XIII          CONTINUING AGREEMENT; REINSTATEMENT.................................    15
        13.1   Continuing Agreement.......................................................    15
        13.2   Reinstatement..............................................................    15

ARTICLE XIV           NO FIDUCIARY DUTY...................................................    15

ARTICLE XV            [Intentionally Omitted.]............................................    16

ARTICLE XVI           OBLIGATIONS OF THE ISSUER NOT AFFECTED..............................    16

ARTICLE XVII          REPRESENTATIONS AND WARRANTIES......................................    16
        17.1   Representations and Warranties of the Trustee..............................    16
        17.2   Representations and Warranties of the Agent................................    16

ARTICLE XVIII         PAYMENTS............................................................    17

ARTICLE XIX           INCORPORATION BY REFERENCE; ENDORSEMENT OF SENIOR SECURED
                      NOTES;  FURTHER ASSURANCES AND ADDITIONAL ACTS......................    17
        19.1   Incorporation by Reference.................................................    17
        19.2   Endorsement of Senior Secured Notes........................................    17
        19.3   Further Assurances and Additional Acts.....................................    17

ARTICLE XX            NOTICES.............................................................    18

ARTICLE XXI           NO WAIVER; CUMULATIVE REMEDIES......................................    18

ARTICLE XXII          COSTS AND EXPENSES..................................................    18
        22.1   Payments by the Issuer.....................................................    18
        22.2   Payments by the Issuer and the Designated Guarantors.......................    18

ARTICLE XXIII         SURVIVAL............................................................    19
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ARTICLE XXIV          MISCELLANEOUS.......................................................    19
        24.1   Benefits of Agreement......................................................    19
        24.2   Binding Effect.............................................................    19
        24.3   Governing Law..............................................................    19
        24.4   Submission to Jurisdiction.................................................    19
        24.5   Appointment of Process Agent...............................................    19
        24.6   Entire Agreement...........................................................    20
        24.7   Amendments and Waivers.....................................................    20
        24.8   Conflicts..................................................................    20
        24.9   Severability...............................................................    20
        24.10  Counterparts...............................................................    20
        24.11  Termination of Agreement...................................................    21
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                    INTERCREDITOR AND SUBORDINATION AGREEMENT

        THIS INTERCREDITOR AND SUBORDINATION AGREEMENT (this "Agreement"), dated as of April 1, 1999, is made among The Sports Club Company, Inc. (the "Issuer"), the Designated Guarantors (as defined below), the Agent (as defined below) and U.S. Bank Trust, National Association, a national banking association, as trustee (the "Trustee") pursuant to that certain Indenture (the "Indenture") dated as of April 1, 1999 among, inter alia, the Issuer, the Guarantors and the Trustee with respect to the 11.375% Senior Secured Notes of Issuer due March 15, 2006 (collectively, the "Senior Secured Notes"), and is made with reference to the following:

        A. The Spectrum Club Company, Inc.; Pontius Realty, Inc.; Sports Club, Inc. of California; Irvine Sports Club, Inc.; The SportsMed Company; Inc. L.A./Irvine Sports Club, Ltd.; Talla New York, Inc.; SCC Sports Club, Inc.; Green Valley Spectrum Club, Inc., Canoga Agoura Spectrum Club, Inc.; Spectrum Liquidating Corp.; TVE, Inc.; Spectrum Club Anaheim, a California Corporation; SF Sports Club, Inc.; Washington D.C. Sports Club, Inc.; HFA Services, Inc.; and NY Sports Club, Inc. (collectively, the "Guarantors"), the Issuer (collectively with the Guarantors, "Borrower"), Comerica Bank-California, a California banking corporation ("Comerica" and, collectively with such other Persons as may from time to time become lenders pursuant to the terms of the Credit Agreement, the "Banks"), and Comerica, as agent for the Banks (the "Agent"), are parties to that certain Fourth Amended and Restated Loan Agreement, dated as of April 1, 1999 (as amended, modified, renewed, extended or replaced from time to time, the "Credit Agreement"), pursuant to which the Banks have agreed to make loans to Borrower and to issue certain standby letters of credit (the "Standby Letters of Credit") for the account of Borrower. Additionally, the Issuer is indebted to the holders of the Senior Secured Notes in the aggregate principal amount of $100,000,000, and the Guarantors have guaranteed such indebtedness.

        B. It is a condition precedent to the borrowings by Borrower under the Credit Agreement and the issuance of the Standby Letters of Credit to Borrower that the Issuer, the Designated Guarantors, and the Trustee deliver this Agreement to the Agent to provide for the subordination of certain of the obligations of the Designated Guarantors (as defined below) under the Senior Note Agreements (as defined below) and the liens of the Trustee and the Senior Secured Note holders in the Shared Assets (as defined below) to the liens of the Agent on behalf of the Banks in the same. The Trustee, on behalf of the holders of the Senior Secured Notes, has been directed pursuant to the Indenture to agree to and enter into the subordination provisions set forth in this Agreement (collectively, the "Subordination Provisions").

        Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                           DEFINITIONS; INTERPRETATION

        1.1 Terms Defined in Credit Agreement. The following terms used in this Agreement shall, except as otherwise specified herein, have the meanings assigned to them in the Credit


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Agreement as in effect on the date of this Agreement: Collateral, Commitment,
Default, Loan and Loan Documents.

        1.2 Certain Other Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

               "Bank Notes" means, collectively, the promissory notes executed and delivered by Borrower to the Banks under the Credit Agreement.

               "Cash Equivalent" shall mean (a) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (c) commercial paper issued by any Bank or any bank holding company owing any Bank maturing no more than one year from the date of its creation and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; and (d) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition issued by any Bank or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $250,000,000.

               "Collection or Enforcement Action" means any litigation, self-help, judicial foreclosure, non-judicial foreclosure, consensual transfer in lieu of foreclosure, pre- or post-judgment remedy or other activity, whether judicial or non-judicial, for the enforcement of rights, including the assertion of rights of setoff, banker's lien, subrogation or contribution, the notification of any Designated Guarantor's account debtors, the taking of any additional Shared Assets or any attempt to do any of the foregoing.

               "Designated Guarantors" shall mean Irvine Sports Club, Inc.; Green Valley Spectrum Club, Inc.; and Canoga Agoura Spectrum Club, Inc.; provided, however, that any of the foregoing Persons shall cease to be a Designated Guarantor at such time as the Agent, on behalf of the Banks, shall voluntarily and on its own initiative release its Lien on all of the assets (whether real or personal) of such Person and in all of the issued and outstanding stock of, and all other equity interests in, such Person.

               "Governmental Person" shall mean any national (Federal or foreign), state or local government, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, agency, body or entity, including any self-regulatory organization, commission, tribunal or organization.

               "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien (statutory or other) or other preferential arrangement (including any conditional sale or other title retention agreement, any financing


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lease having substantially the same economic effect as any of the foregoing or any agreement to give any security interest).

               "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or Governmental Person.

               "Pledged Share Certificates" means certificates representing issued and outstanding stock of each of the Designated Guarantors.

               "Reorganization" of a Person means (i) any distribution of assets of that Person upon any voluntary or involuntary dissolution, winding up, total or partial liquidation or reorganization, readjustment, composition, service of statutory demand or any other similar proceeding relating to that Person, its property or its creditors, (ii) any bankruptcy or other action pursuant to the United States Bankruptcy Code or any insolvency, receivership, administrative receivership or other statutory or common law proceeding or arrangement involving a readjustment of the obligations of that Person, (iii) any assignment for the benefit of creditors of that Person, or (iv) any marshalling of the assets or obligations of that Person.

               "Restricted Senior Note Payment" means any payment or distribution of any kind or character by or on behalf of a Designated Guarantor of Shared Assets or proceeds thereof, whether in cash, property or securities, of or in respect of any Senior Note Obligation (whether of an absolute or contingent or direct or indirect obligation, including on account of the purchase, redemption or other acquisition of any Senior Note Obligation, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, or the establishment by a Designated Guarantor of a sinking fund) for or on account of any Senior Note Obligation which is made: (a) on or after the earlier to occur of the date: (i) on which the Agent or any Bank provides notice to the Trustee in the manner provided in ARTICLE XX hereof that a Default has occurred under any Senior Credit Agreement; or (ii) on which the Trustee has knowledge of the occurrence of an Event of Default (as defined in the Indenture) under any Senior Note Agreement; and (b) prior to the time each such Default or Event of Default has been cured or permanently waived in writing.

               "Senior Credit Agreements" means, collectively, the Credit Agreement, the Bank Notes, the Standby Letters of Credit and all of the other Loan Documents.

               "Senior Credit Agreement Obligations" means all present and future indebtedness, liabilities and other obligations of Borrower to the Agent or any Bank under or in connection with the Senior Credit Agreements, whether created under, arising out of or in connection with the Senior Credit Agreements, including all unpaid principal of any Loan or Loans, all unpaid drawings under the Standby Letters of Credit (the amount of all unpaid principal of any Loans, including the principal amount of any Standby Letters of Credit, not to exceed Twenty Million Dollars ($20,000,000)), all interest accrued thereon, all fees, costs, expenses, premiums and reimbursements due under the Senior Credit Agreements, all indemnification obligations and all other amounts payable by Borrower to the Agent or any Bank thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.


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               "Senior Note Agreements" means, collectively, the Indenture, the
Senior Secured Notes and all other agreements and instruments executed and delivered by the Issuer, any Guarantor, or any other Person in connection therewith.

               "Senior Note Obligations" means all present and future indebtedness, liabilities and other obligations of the Issuer and the Guarantors under the Senior Secured Notes or the Indenture, whether now existing or hereafter arising and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including all principal on the Senior Secured Notes, all interest accrued thereon, and all fees and other amounts payable by the Issuer, and guaranteed by the Guarantors, to the Trustee under or in connection with the Senior Note Agreements.

               "Shared Assets" means (a) all property, whether real or personal, now existing and owned by a Designated Guarantor or hereafter acquired by a Designated Guarantor (except property hereafter acquired by a Designated Guarantor in violation of the terms and conditions of the Indenture); (b) all of the issued and outstanding stock of, and any other equity interest in any of, the Designated Guarantors; and (c) all proceeds of the foregoing, in each case which is subject to a Lien in favor of the Trustee on behalf of the holders of the Senior Secured Notes pursuant to the Senior Note Agreements, securing payment and performance of the Senior Note Obligations; provided, however, that any Shared Asset shall cease to be a Shared Asset at such time as the Agent, on behalf of the Banks, shall voluntarily and on its own initiative release its Lien on all rights in such Shared Asset.

               1.3 Interpretation. In this Agreement, except to the extent the context otherwise requires (i) any reference in this Agreement to an Article, Section, Schedule or Exhibit is a reference to an article, section schedule or exhibit of or to this Agreement, respectively, and to a subsection or clause is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears; (ii) the words "hereof," "herein," "hereto," "hereunder" and the like refer to this Agreement as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the reference appears; (iii) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (iv) the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; (v) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto; (vi) references to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; and (vii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

                                   ARTICLE II

                           AGREEMENT OF SUBORDINATION

        2.1 Benefit of Subordination Provisions. The Subordination Provisions are made for the benefit of the Agent and the Banks, and each Bank is made an obligee hereunder with the same effect as if it were a party hereto and may proceed to enforce the Subordination Provisions.


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        2.2 Subordination to Payment of Senior Credit Agreement Obligations.
Subject only to the provisions of Section 5.2, all Restricted Senior Note Payments shall be subject, subordinate and junior in right of payment and exercise of remedies to the prior payment in full in cash or Cash Equivalents of the Senior Credit Agreement Obligations.

        2.3 Subordination of Liens. All Liens of the Trustee on behalf of the holders of the Senior Secured Notes now or hereafter existing in any Shared Assets shall be subject, subordinate and junior in all respects and at all times to the Liens of the Agent on behalf of the Banks now or hereafter existing therein, regardless of the time or order of attachment or perfection of such Liens, the time or order of filing of financing statements, the acquisition of purchase money or other Liens, the time of giving or failure to give notice of the acquisition or expected acquisition of any purchase money or other Liens, or any other circumstances whatsoever.

        2.4 Applicability of Subordination Provisions to Proceeds. The Subordination Provisions shall be effective as set forth in this Agreement with respect to any proceeds of Shared Assets to which any Designated Guarantor holds legal title and which are received or realized by the Trustee or any Senior Secured Note holder pursuant to a Restricted Senior Note Payment.

        2.5 No Challenge. None of the Trustee or the holder of any Senior Secured Note shall, whether in a Reorganization proceeding or otherwise, challenge the validity, perfection or relative priority of the Agent's Liens in the Shared Assets nor the Agent's or the Banks' right to prior payment established by this ARTICLE II. None of the Agent or any of the Banks shall, whether in a Reorganization proceeding or otherwise, challenge the validity or perfection or the relative priority of the Liens of the Trustee on behalf of the holders of the Senior Secured Notes in any collateral, other than the relative priority of the Liens on the Shared Assets, securing obligations under the Senior Note Agreements.

        2.6 No Effect of Disallowance. The Senior Credit Agreement Obligations shall continue to constitute Senior Credit Agreement Obligations for all purposes under this Agreement, the Subordination Provisions shall continue to apply to such Senior Credit Agreement Obligations, and the Liens of the Agent on behalf of the Banks shall continue to enjoy priority over the Liens of the Trustee on behalf of the holders of Senior Secured Notes in the Shared Assets for all purposes under this Agreement notwithstanding the fact that such Senior Credit Agreement Obligations or any claim in respect thereof or any Lien of the Agent or any Bank shall be disallowed, avoided or subordinated pursuant to the provisions of the United States Bankruptcy Code or other applicable law or pursuant to any Reorganization.

        2.7 Turnover of Share Certificates. At such time as no Senior Credit Agreement Obligations remain outstanding and the Commitment has expired, Agent shall deliver the Pledged Share Certificates previously delivered to it to the Trustee.


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                                   ARTICLE III

                SUBORDINATION UPON ANY DISTRIBUTION OF ASSETS OF
                              DESIGNATED GUARANTORS

        In the event of any payment or distribution of assets of any Designated Guarantor, whether in cash, property or securities, in connection with any Reorganization of any Designated Guarantor all amounts owing on account of the Senior Credit Agreement Obligations shall first be paid in full in cash or Cash Equivalents before any Restricted Senior Note Payment is made.

                                   ARTICLE IV

         NO PAYMENTS BY DESIGNATED GUARANTORS ON SENIOR NOTE OBLIGATIONS

        As long as any Senior Credit Agreement Obligations remain outstanding and unpaid or any Standby Letter of Credit remains outstanding, no Designated Guarantor shall make, directly or indirectly, and neither the Trustee nor any Senior Second Note holder shall accept or receive, any Restricted Senior Note Payment.

                                    ARTICLE V

                            SUBORDINATION OF REMEDIES

        So long as any Senior Credit Agreement Obligations remain outstanding and unpaid or any Standby Letter of Credit remains outstanding, the following shall apply:

        5.1 Agent's Exercise of Rights as Secured Party. The Agent shall be permitted and is hereby authorized to take any and all actions and to exercise any and all rights, remedies and options which it may have under the Senior Credit Agreements and sell or otherwise realize upon the Shared Assets, in each case upon the terms and subject to the conditions set forth in the Senior Credit Agreements. All demand of performance, advertisements, notices of sale or retention, as well as the presence the of Shared Assets at any sale and the constructive possession of Shared Assets by the Agent conducting any sale, except only as provided by Section 9504(3) of the California Uniform Commercial Code, are hereby specifically waived by the Trustee and each Senior Secured Note holder. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of any event of default under the Senior Credit Agreements, the Agent shall not be required to proceed against Borrower, the Shared Assets or any other property pledged and assigned to the Agent under the Senior Credit Agreements or to pursue any other remedy in its power before proceeding against Shared Assets, nor shall the Agent be required to pursue its remedies against any portion of the Shared Assets in any particular order. The Trustee and each Senior Secured Note holder hereby waives any right to require the Agent to marshal any liens or assets, including, without limitation, pursuant to Sections 2899 and 3433 of the California Civil Code and Sections
100.040 and 100.050 of the Nevada Revised Statutes.


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        Furthermore, the Trustee and each Senior Secured Note holder agrees that the following shall be deemed commercially reasonable in compliance with Section 9504(3) of the California Uniform Commercial Code:

        (i) after the occurrence and during the continuance of an event of default under the Senior Credit Agreements, the Agent may apply, set off, collect or sell in one or more sales the whole or any part of the Shared Assets in such order as the Agent elects;

        (ii) any such sale may be public or private and conducted at the Agent's place of business or at any other place deemed in good faith by the Agent to be commercially reasonable;

        (iii) any such sale may be either for cash, notes or property upon credit for future delivery, and at such price or prices as the Agent in good faith considers fair;

        (iv) any such sale may be conducted by an officer or agent of the Agent who may deliver possession of the Shared Assets so sold to the purchaser or purchasers thereof;

        (v) the Agent or any Bank in its own right and free from any claim of Borrower, the Trustee or any Senior Secured Note holder (other than as to the application of proceeds as set forth in ARTICLE VI) and from any right of redemption may purchase and hold any of the Shared Assets at any such public sale; and

        (vi) the Agent shall be authorized at any such sale, should the Agent deem it advisable to do so, to restrict the prospective bidders or purchasers to persons or entities who shall have obtained all necessary authorizations and approvals of any applicable federal, state or local regulatory agency, authority or instrumentality necessary to purchase the Shared Assets or any part thereof or to conduct the business activities for which the Shared Assets is intended, as the successor in interest of Borrower, or, alternatively, to condition the closing of the sale to the successful bidder or prospective purchaser upon the subsequent obtaining of all such authorizations and approvals.

        The Agent shall not be obligated to make any sale of the Shared Assets if it shall determine not to do so, regardless of the fact that a notice of sale of the Shared Assets may have been given. The Agent may adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice be made at the time and place to which the same was so adjourned. If a sale of any of the Shared Assets is made on credit or for future delivery, the Shared Assets sold may be retained by the Agent until the selling price is paid in full by the purchaser thereof, but the Agent shall have no liability in the event the purchaser thereof fails to take up and pay for the Shared Assets so sold. In case of any such failure, such Shared Assets may be resold in such manner as the Agent deems appropriate. The Trustee and the Senior Secured Note holders hereby waive to the extent permitted by applicable law any claims against Agent and the Banks arising by reason of the fact that the price at which the Shared Assets may be sold at such a private sale is less than the price which might be obtained at a public sale or less than the aggregate amount of the Senior Credit Agreement Obligations even if the Agent accepts the first offer received and does not offer such Shared Assets to more than one offeree.


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
        5.2 Remedies of the Trustee and Senior Secured Note Holders. Without in any way limiting their ability to take any other action or exercise any other remedy against any Person other than a Designated Guarantor or any collateral for the obligations under the Senior Note Agreements other than the Shared Assets, none of the Trustee or any Senior Secured Note holder shall, without the prior written consent of the Agent, accelerate the maturity of the Senior Note Obligations without providing the Agent five (5) business days prior written notice, nor shall the Trustee or any Senior Secured Note holder, without the prior written consent of the Agent, make demand for payment under any Senior Note Agreement upon any Designated Guarantor or commence or maintain any Collection or Enforcement Action against the Shared Assets or any Designated Guarantor unless and until the earliest of the following: (A) a case under the United States Bankruptcy Code is commenced by or against such Designated Guarantor or the Person holding ownership rights in such Shared Assets and is not dismissed within 60 days thereafter; (B) an Event of Default (as defined in the Credit Agreement) has occurred and the Agent has accelerated the Senior Credit Agreement Obligations and has commenced foreclosure proceedings with respect to Shared Assets or any part thereof held by such Designated Guarantor; or (C) an event of default has occurred under the Senior Note Agreements, the Trustee has given written notice of that event of default to the Agent, and one hundred eighty (180) days have elapsed since the Trustee has provided written notice to the Agent of that event of default.

        5.3 Discontinuance of Remedies. Upon receipt of written notice to do so from the Agent prior to any foreclosure sale or other transfer of the Shared Assets contemplated by the Trustee or any Senior Secured Note holder, such Person shall discontinue any foreclosure proceeding as to the Shared Assets commenced by it if the Agent elects to conduct its own foreclosure sale of the Shared Assets pursuant to the Senior Credit Agreements, and in that event the sole remedy of the Trustee or the Senior Secured Note holders as to the Shared Assets shall be to receive any excess proceeds from the Agent's foreclosure sale, as more particularly set forth in ARTICLE VI.

                                   ARTICLE VI

                       DIVISION OF SHARED ASSETS PROCEEDS

        So long as any Senior Credit Agreement Obligations remain outstanding and unpaid or any Standby Letter of Credit remains outstanding, the proceeds of any sale, disposition or other realization by any of the Agent, any Bank, the Trustee or any Senior Secured Note holder upon the Shared Assets (or any portion thereof), whether in connection with any Reorganization of the Issuer or any Guarantor or after the occurrence of an event described in clause (a) of the definition of Restricted Senior Note Payment set forth in Section 1.2 (collectively, "Shared Assets Proceeds"), shall be distributed in the following order of priority:

               (a) first, to the Agent in accordance with the terms of the Senior Credit Agreements until all of the Senior Credit Agreement Obligations are indefeasibly paid in full in cash or Cash Equivalents;

               (b) second, to the Trustee on behalf of the Senior Secured Note holders in accordance with the terms of the Senior Note Agreements until all of the Senior Note Obligations are indefeasibly paid in full in cash or Cash Equivalents; and

               (c) third, to Borrower or as a court of competent jurisdiction may otherwise direct, any surplus then remaining from such proceeds.

                                  ARTICLE VII

                             PAYMENT OVER TO AGENT

        In the event that the Trustee or any Senior Secured Note holder receives any Restricted Senior Note Payments or Shared Assets Proceeds in contravention of ARTICLE II, ARTICLE III, ARTICLE IV, ARTICLE V or ARTICLE VI before all Senior Credit Agreement Obligations are paid in full in cash or Cash Equivalents and all Standby Letters of Credit have expired, such Restricted Senior Note Payments or Shared Assets Proceeds shall be held in trust for the benefit of the Agent, shall not be commingled with any other property, and shall be paid over or delivered to the Agent for application to the payment in full in cash or Cash Equivalents of all Senior Credit Agreement Obligations remaining unpaid to the extent necessary to give effect to ARTICLE II, ARTICLE III, ARTICLE IV, ARTICLE V, and ARTICLE VI after giving effect to any concurrent payments or distributions to the Agent in respect of the Senior Credit Agreement Obligations.

                                  ARTICLE VIII

                     REORGANIZATION OF DESIGNATED GUARANTOR

        Without in any way limiting their ability to take any other action or exercise any other remedy against any Person other than a Designated Guarantor or any collateral for the obligations under the Senior Note Agreements other than the Shared Assets, so long as any Senior Credit Agreement Obligations remain outstanding and unpaid or any Standby Letter of Credit remains outstanding, none of the Trustee or any Senior Secured Note holder shall, without the prior written consent of the Agent, commence or join with any other Person in commencing any Reorganization proceeding of or against any Designated Guarantor unless and until: (A) the Trustee shall have provided ninety (90) days prior written notice of its intention to commence a Reorganization proceeding against such Designated Guarantor, which written notice shall: (1) state that the Trustee or the Senior Secured Note holder, as applicable, intends to commence such proceeding unless the Agent provides a written notice of the existence of a Default under any Senior Credit Agreement prior to the expiration of such ninety day notice period; and (2) set forth the date of expiration of such ninety day notice period; and (B) the Agent shall not have provided such a notice of Default to the Trustee during such ninety day notice period. The Trustee and each of the Senior Secured Note holders acknowledges and agrees that any interest on the Senior Credit Agreement Obligations which accrues after the commencement of any such proceeding (or, if interest on any portion of the Senior Credit Agreement Obligations cease to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on any such portion of the Senior Credit Agreement Obligations if said proceedings had not been commenced) shall be included in the

Senior Credit Agreement Obligations because it is the intention of the parties that the Senior Credit Agreement Obligations should be determined without regard to any rule of law or other principle which may relieve Borrower of any portion of such obligations. The Trustee and each Senior Secured Note holder shall permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Agent, or allow the claim of the Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

                                   ARTICLE IX

                    REORGANIZATION CLAIMS OF THE TRUSTEE AND
          THE SENIOR SECURED NOTE HOLDERS AGAINST DESIGNATED GUARANTORS

        9.1 Reorganization Claims.

               (a)Subject to the provisions of ARTICLE VI and for so long as any Senior Credit Agreement Obligations or any Standby Letters of Credit remain in outstanding, the Trustee and each Senior Secured Note holder shall, upon the request of the Agent, assign to the Agent all of their respective rights in any claim with respect to any Senior Note Obligation that is either: (a) filed or
(b) scheduled as undisputed and not disavowed relating to any indebtedness of such Designated Guarantor to the Trustee or such Senior Secured Note holder which it may have in any Reorganization or other similar proceeding with regard to a Designated Guarantor (a "Senior Note Obligation Claim") unless or until such Designated Guarantor shall have been substantively consolidated with the Issuer or with any Guarantor that is not a Designated Guarantor in such Reorganization or other similar proceeding. Neither the Agent nor any Bank shall be entitled to require the Trustee or any Senior Secured Note holder to file (or to refrain from disavowing) any claim in any such Reorganization or other similar proceeding. At any time following the date of the Agent's request that such claim be assigned to it, the Agent shall be entitled to vote each claim (other than claims in Reorganization or other similar proceedings in which a Designated Guarantor has been substantively consolidated with the Issuer or with any Guarantor which is not a Designated Guarantor) in connection with such Reorganization or other proceeding; provided that, in the event that the Agent is not permitted, or does not elect, to vote all or any portion of such claims,
(i) the Trustee and each Senior Secured Note holder shall refrain from exercising any voting rights arising out of such claim it may have relating to such Reorganization or other proceeding if such action would have a material adverse effect on the rights of the Agent or any Bank and (ii) the Trustee and each Senior Secured Note holder shall give the Agent at least seven (7) business days written notice of the manner in which it intends to exercise, or that it will refrain from exercising, any such rights. The Agent, as attorney-in-fact for the Trustee or such Senior Secured Note holder, is hereby authorized, in the Agent's discretion, to assign the claim to a nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Agent the full amount thereof and, to the full extent necessary for that purpose, the Trustee and each Senior Secured Note holder assigns to the Agent all of the Trustee's or such Senior Secured Note holder's rights to any such payments or distributions to which the Trustee or such Senior Secured Note holder would otherwise be entitled.

               (b) If, at any time prior to the date on which a disclosure statement with respect to a proposed plan of reorganization for a Designated Guarantor of which the Agent is a proponent is filed with the bankruptcy court, the Agent shall receive a written request from the Trustee to do so, the Agent shall withdraw (or disavow, as applicable) any Senior Note Obligation Claim with respect to such Designated Guarantor.

        9.2 Opposition to Substantive Consolidation. Each of the Trustee and the Agent agrees that it will oppose the substantive consolidation of any Designated Guarantor with the Issuer or with any Guarantor which is not a Designated Guarantor in any Reorganization or similar proceeding with respect to the Issuer or any Guarantor.

                                    ARTICLE X

        AMENDMENTS TO SENIOR CREDIT AGREEMENT OBLIGATIONS; AMENDMENTS TO
                            SENIOR NOTE OBLIGATIONS

        10.1 Amendments to Senior Credit Agreement Obligations. At any time and from time to time, without notice to or the consent of the Trustee or any Senior Secured Note holder, without incurring responsibility to the Trustee or any Senior Secured Note holder and without impairing or releasing the subordination provided for herein or otherwise impairing the rights of the Agent hereunder:
(i) the time for Borrower's performance of or compliance with any of its agreements contained in the Senior Credit Agreements may be extended or such performance or compliance may be waived by the Agent; (ii) the agreements of Borrower with respect to the Senior Credit Agreements may from time to time be modified by Borrower and the Agent for the purpose of adding any requirements thereto or changing in any manner the rights and obligations of Borrower and the Agent or the Bank thereunder (provided, however, that the amount of the Commitment or principal amount which may be outstanding thereunder may not be increased); (iii) the manner, place or terms for payment of Senior Credit Agreement Obligations or any portion thereof may be altered or the terms for payment extended, or the Senior Credit Agreement Obligations may be renewed in whole or in part; (iv) the maturity of the Senior Credit Agreement Obligations may be accelerated in accordance with the terms of any present or future agreement between Borrower and the Agent or the Banks; (v) any Collateral may be sold, exchanged, released or substituted and any Lien in favor of the Agent may be terminated, or fail to be perfected or become unperfected; (vi) any Person liable in any manner for Senior Credit Agreement Obligations may be discharged, released or substituted; and (vii) all other rights against Borrower, any other Person or with respect to any Collateral may be exercised (or the Agent may waive, release or refrain from exercising such rights).

        10.2 Amendments to Senior Note Obligations. So long as any Senior Credit Agreement Obligations remain outstanding and unpaid or the Commitment remains in effect, none of the Issuer, the Guarantors, or the Trustee shall, unless it has received a notice in substantially the form of Exhibit A hereto, agree to or permit any amendment, modification or waiver of any material provision of the Senior Note Agreements (including any amendment, modification or waiver pursuant to an exchange of other securities or instruments for outstanding Senior Note Obligations) if the effect of such amendment, modification or waiver is to: (i) increase the aggregate principal amount of, or interest rate on (unless the guarantees of the Designated Guarantors shall be amended to exclude any such increased interest amount from the obligations guaranteed), the Senior Note Obligations or change (to earlier dates) the dates upon which principal is due thereon; (ii) alter the redemption or prepayment provisions thereof (other than to delay any payment or otherwise to reduce the obligations of any issuer) if such alteration affects the guarantee obligations of the Designated Guarantors under their respective guarantees of the Senior Note Obligations in any manner other than to reduce the same; (iii) alter the Subordination Provisions; (iv) alter the covenants and events of default in a manner which would make such provisions more onerous or restrictive to any Designated Guarantor; (v) alter the guarantee of any Designated Guarantor in any manner which could make the obligations under the same more onerous or could otherwise affect adversely the interests of such Designated Guarantor, the Agent or any Bank; or (vi) otherwise increase the obligations of the Issuer in respect of the Senior Note Obligations if such increase affects the guarantee obligations of the Designated Guarantors under their respective guarantees of the Senior Note Obligations in any manner.

                                   ARTICLE XI

                      CERTAIN AGREEMENTS OF THE TRUSTEE AND
                         THE SENIOR SECURED NOTE HOLDERS

        11.1 No Interference. The Trustee and each Senior Secured Note holder acknowledges that Borrower has granted the Agent a security interest in certain of Borrower's assets, including the Shared Assets, and shall not interfere with or in any manner oppose a disposition of any Collateral by the Agent in accordance with applicable law. The Agent and each Bank acknowledges that the Issuer and the Guarantors have granted the Trustee a security interest in certain of their assets, including the Shared Assets, and shall not interfere with or in any manner oppose a disposition of any collateral securing the Senior Note Obligations (other than to enforce their rights hereunder in the Shared Assets) by the Trustee in accordance with applicable law.

        11.2 Acquisition of Additional Liens or Guaranties; Limitations on and Termination of Guaranties of Designated Guarantors. None of the Trustee or any Senior Secured Note holder shall, without the prior written consent of the Agent, accept any additional guaranties of the Senior Note Obligations from any Designated Guarantor. The Issuer agrees to cause all documentation reflecting the guarantee obligations of each Designated Guarantor, including but not limited to the Senior Note Agreements, at all times to provide that such guarantee obligations shall terminate and cease to be of any further force and effect upon the foreclosure upon, consensual transfer in lieu of foreclosure of, or exercise of any similar remedy with respect to, the equity securities of such Designated Guarantor by the Agent or any Bank. The Issuer also agrees to limit the guarantee obligations of the Designated Guarantors under all documentation reflecting such obligations, including but not limited to the Senior Note Agreements, to the maximum amount that will, after giving effect to all other contingent and fixed liabilities of such Designated Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Person in respect of the Senior Credit Agreement Obligations or the Senior Note Obligations of such other Person under the Senior Credit Agreements and its guarantee of the Senior Note Obligations, result in the obligations of such Designated Guarantor under the Senior Credit Agreement or its guarantee of the Senior Note Obligations not constituting a fraudulent conveyance or fraudulent transfer under federal or state law or render a Designated Guarantor insolvent.

        11.3 Rights of Agent Not to Be Impaired; Waivers of Trustee and Senior Secured Note Holders. No right of the Agent or any Bank to enforce the subordination provided for herein or to exercise its other rights hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act by the Issuer, any Guarantor, the Agent or any Bank hereunder or under or in connection with the Senior Credit Agreements or by any noncompliance by Borrower with the terms of this Agreement or the Senior Credit Agreements, regardless of any knowledge thereof the Agent or any Bank may have or otherwise be charged with; by any other act or failure to act by Borrower; by any lack of validity or enforceability of all or any part of any Senior Credit Agreement; or by any other circumstances except as otherwise expressly agreed by the Agent in writing. The Trustee and each Senior Secured Note holder unconditionally waives
(a) all notices which may be required, whether by statute, rule of law or otherwise, to preserve intact any rights of the Agent or any Bank against Borrower, including, without limitation, any demand, presentment and protest, proof of notice of non-payment under any Senior Credit Agreement Obligation, and notice of any failure on the part of Borrower to perform and comply with any covenant, agreement, term or condition of the Senior Credit Agreement Obligations or contained in any Senior Credit Agreement, (b) any right to the enforcement, assertion or exercise by the Agent or any Bank of any right, power, privilege or remedy conferred in any Senior Credit Agreement or otherwise, (c) any requirement of diligence on the part of the Agent or any Bank, (d) any requirement on the part of the Agent or any Bank to mitigate damages resulting from any default under the Senior Credit Agreement Obligations or any Senior Credit Agreement, and (e) any notice of any sale, transfer or other disposition of any Senior Credit Agreement Obligation by any Bank or of the replacement of the Agent by a successor agent for the Banks under the term of the Credit Agreement.

        11.4 Financial Condition of Borrower. None of the Trustee or any Senior Secured Note holder shall have any right to require the Agent or any Bank to obtain or disclose any information with respect to: (i) the financial condition or character of Borrower or any other Person or the ability of Borrower to pay and perform the Senior Credit Agreement Obligations; (ii) the Senior Credit Agreement Obligations; (iii) the Collateral or any other security for any or all of the Senior Credit Agreement Obligations; (iv) the existence or nonexistence of any guarantees of, or any other subordination agreements with respect to, all or any part of the Senior Credit Agreement Obligations; (v) any action or inaction on the part of the Agent or any Bank or any other Person; or (vi) any other matter, fact or occurrence whatsoever. The Trustee hereby assumes responsibility for keeping itself and the Senior Secured Note holders informed of the financial condition of the Issuer and the Guarantors and of all other circumstances bearing upon the risk of nonpayment of the Senior Note Obligations that diligent inquiry would reveal. Except as otherwise specifically provided by this Agreement, none of the Agent or any Bank shall have any right to require the Trustee or any Senior Secured Note holder to obtain or disclose any information with respect to: (i) the financial condition or character of Borrower or any other Person or the ability of Borrower to pay and perform the Senior Note Obligations; (ii) the Senior Note Obligations; (iii) the collateral or any other security for any or all of the Senior Note Obligations; (iv) the existence or nonexistence of any other subordination agreements with respect to all or any part of the Senior Note Obligations; (v) any action or inaction on the part of the Trustee or any Senior Secured Note holder or any other Person; or (vi) any other matter, fact or occurrence whatsoever. The Agent hereby assumes responsibility for keeping itself and the Banks informed of the financial condition of the Issuer and the Guarantors and of all other circumstances bearing upon the risk of nonpayment of the Senior Credit Agreement Obligations that diligent inquiry would reveal.

        11.5 Litigation. None of the Trustee or any Senior Secured Note holder shall, except as permitted by this Agreement, without the prior written consent of the Agent, commence, prosecute or participate in an administrative, legal or equitable action against any Designated Guarantor relating to the Senior Note Obligations. If any such Person shall, in violation of the provisions herein set forth, commence, prosecute or participate in any suit, action, case or proceeding against such Designated Guarantor, such Designated Guarantor may interpose as a defense or plea the Subordination Provisions, and the Agent may intervene and interpose such defense or plea in its own name or in the name of such Designated Guarantor, and shall, in any event, be entitled to restrain the enforcement against such Designated Guarantor of the payment provisions of the Senior Note Obligations in its own name or in the name of such Designated Guarantor, as the case may be, in the same suit, action, case or proceeding or in any independent suit, action, case or proceeding.

        11.6 Absence of Reliance. Neither the Trustee nor any Senior Secured Note holder is relying upon or expecting the Agent or any Bank to furnish to it any information now or hereafter in the Agent's or the Bank's possession concerning the financial condition of the Issuer, the Guarantors or any other Person or any other matter.

        11.7 Non-Disturbance. Neither the Trustee nor any Senior Secured Note holder shall take any action to impair, disturb, infringe, or abridge the rights of, or disturb the quiet enjoyment of, any Designated Guarantor (or any successor or assignor of the same) in the Non-Exclusive License dated as of March 31, 1999 from the Issuer to such Designated Guarantor.



                                   ARTICLE XII

                                   SUBROGATION

        12.1 Subrogation. Except at such times as all Senior Credit Agreement Obligations have been paid in full in cash or Cash Equivalents and no Standby Letters of Credit are outstanding, none of the Trustee or any Senior Secured Note holder shall have, and none of the Trustee or any Senior Secured Note holder shall directly or indirectly exercise, any rights that it may acquire by way of subrogation under this Agreement by any payment or distribution to the Agent hereunder or otherwise. Except at such times as all Senior Credit Agreement Obligations have been paid in full in cash or Cash Equivalents and no Standby Letters of Credit are outstanding, the Trustee shall be subrogated to the rights of the Agent to receive payments or distributions applicable to the Senior Credit Agreement Obligations until the Senior Note Obligations are paid in full. For purposes of the foregoing subrogation, no payments or distributions to the Agent of any cash, property or securities to which the Trustee or any Senior Secured Note holder would be entitled but for the provisions of ARTICLE II, ARTICLE III, ARTICLE IV, ARTICLE V or ARTICLE VI shall, as among Borrower, its creditors (other than the Agent and the Banks) and the Trustee and the Senior Secured Note holders, be deemed to be a payment by Borrower to or on account of the Senior Credit Agreement Obligations.

        12.2 Payments Over. If any payment or distribution to which the Trustee or any Senior Secured Note holder would otherwise have been entitled but for the provisions of ARTICLE II, ARTICLE III, ARTICLE IV, ARTICLE V or ARTICLE VI shall have been applied pursuant to such Sections to the payment of amounts payable under the Senior Credit Agreement Obligations, the Trustee shall be entitled to receive from the Agent any payments or distributions received by the Agent in excess of the amount sufficient to pay in full in cash or Cash Equivalents all amounts payable under or in respect of the Senior Credit Agreement Obligations. If any such excess payment is made to the Agent, the Agent shall promptly remit such excess to the Trustee and until so remitted the Agent shall hold such excess payment for the benefit of the Trustee.

                                  ARTICLE XIII

                       CONTINUING AGREEMENT; REINSTATEMENT

        13.1 Continuing Agreement. This Agreement is a continuing agreement of subordination and shall continue in effect and be binding upon the Trustee and each Senior Secured Note holder until payment and performance in full in cash or Cash Equivalents of the Senior Credit Agreement Obligations and termination of the Commitment. The subordinations, agreements and priorities set forth herein shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate or reform, by litigation or otherwise, its respective agreements with the Issuer or any other Borrower.

        13.2 Reinstatement. This Agreement shall continue to be effective or shall be reinstated, as the case may be, if, for any reason, any payment of the Senior Credit Agreement Obligations by or on behalf of Borrower shall be rescinded or must otherwise be restored by the Agent or any Bank, whether as a result of an insolvency event or otherwise.

                                   ARTICLE XIV

                                NO FIDUCIARY DUTY

        The Agent and the Banks, on the one hand, and the Trustee and the Senior Secured Note holders, on the other, acknowledge and agree that neither has any fiduciary duty to the other hereunder and that in approving or disapproving any matter or proposed action hereunder, each may act in its sole and absolute discretion and in the manner which it considers to be in its own best interests, except as specifically provided otherwise herein. Further, the Agent and the Banks, on the one hand, and the Trustee and the Senior Secured Note holders, on the other, acknowledge that neither has made any warranties, express or implied, to the other nor does any of them assume any liabilities to the other with respect to the value or collectability of the Shared Assets, the enforceability or validity of its Lien therein, Borrower's financial condition or Borrower's right, title or interest in the Shared Assets (or any portion thereof). Neither of the Agent, on the one hand, or the Trustee or any Senior Secured Note holder, on the other, shall be liable to the other for any action or failure to act, for any error of judgment, negligence or mistake or for any oversight whatsoever on its own part or on the part of any of its agents, officers, employees or attorneys with respect to any transaction relating to Shared Assets, except to the extent such liability arises from that party's gross negligence or willful misconduct.

                                   ARTICLE XV

                            [Intentionally Omitted.]

                                 ARTICLE XVI

                     OBLIGATIONS OF THE ISSUER NOT AFFECTED

        The provisions of this Agreement are intended solely for the purpose of defining the relative rights against Borrower of the Trustee and the Senior Secured Note holders, on the one hand, and the Agent and the Banks, on the other hand. Nothing contained in this Agreement shall (i) impair, as between the Issuer and the Trustee and the Senior Secured Note holders, the obligation of the Issuer to pay (and the guarantees by the Guarantors of) the principal of or interest on the Senior Secured Notes and its other obligations with respect to the Senior Note Obligations as and when the same shall become due and payable in accordance with the terms thereof, or (ii) otherwise affect the relative rights against the Issuer and the Guarantors of the Trustee and the Senior Secured Note holders, on the one hand, and the creditors of the Issuer (other than the Agent or the Bank), on the other hand.

                                  ARTICLE XVII

                         REPRESENTATIONS AND WARRANTIES

        17.1 Representations and Warranties of the Trustee. The Trustee represents and warrants to the Agent that:

               (a) Organization and Powers. The Trustee is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation and has all requisite power and authority to own its assets and carry on its business and to execute, deliver and perform its obligations under this Agreement.

               (b) Authorization; No Conflict. The execution, delivery and performance by the Trustee of this Agreement have been duly authorized by all necessary corporate action and do not and will not result in a breach of or constitute a default under the Indenture or violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree or the like binding on or affecting the Trustee.

               (c) Binding Obligation. This Agreement constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except to the extend that such enforceability may be limited by applicable bankruptcy or other insolvency or reorganization laws affecting creditors' rights generally and by principles of equity.

               (d) Governmental Consents. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Agency is required for the due execution, delivery or performance by the Trustee of this Agreement.

        17.2 Representations and Warranties of the Agent. The Agent represents and warrants to the Trustee that, to the Agent's actual knowledge: (i) Borrower is not currently in default of any principal or interest obligation in respect of the Senior Credit Agreement Obligations; (ii) as of the date hereof, the approximate principal amount of the outstanding Senior Credit Agreement Obligations is $0.00, and interest has been paid through April 1, 1999; and (iii) no nonmonetary default currently exists under the Senior Credit Agreements. The Trustee and each of the Senior Secured Note holders agrees that the Agent and the Banks have made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Credit Agreement or any other Senior Credit Agreement or the collectibility of the Senior Credit Agreement Obligations and that the Agent and the Banks shall be entitled to manage and supervise their loans to Borrower in accordance with their usual practices, modified from time to time as they deem appropriate under the circumstances, without regard to the existence of any rights that the Trustee or the Senior Secured Note holders may now or in the future have with respect to the Senior Note Obligations or in or to any of the assets of Borrower.

                                  ARTICLE XVIII

                                    PAYMENTS

        The Trustee (with respect to payments under ARTICLE VII hereof), each Senior Secured Note holder, the Issuer and each Guarantor shall make each such payment as such Person is required to make hereunder, unconditionally in full without set-off or counterclaim, on or before the day when due in United States dollars and in immediately available funds, to the Agent at its office located at 301 East Ocean Boulevard, Long Beach, California 90802, to account number 74-2503561-4, or to such other office and account of the Agent as the Agent from time to time shall designate in a written notice to the Trustee.

                                   ARTICLE XIX

        INCORPORATION BY REFERENCE; ENDORSEMENT OF SENIOR SECURED NOTES;
                     FURTHER ASSURANCES AND ADDITIONAL ACTS

        19.1 Incorporation by Reference. The Issuer agrees that it shall cause the terms and conditions of this Agreement to be incorporated at all times by reference into the Indenture.

        19.2 Endorsement of Senior Secured Notes. The Issuer agrees that it shall cause the Senior Secured Notes and all other documents and instruments evidencing any of the Senior Note Obligations shall be endorsed with a legend noting that the Senior Secured Notes and such other documents and instruments are subject to this Agreement.

        19.3 Further Assurances and Additional Acts. Each of the Trustee, the Issuer and each Designated Guarantor shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, financing statements, documents and assurances, and perform such acts as the Agent shall deem necessary or appropriate to effectuate the purposes of this Agreement, and promptly provide the Agent with evidence of the foregoing satisfactory in form and substance to the Agent.

                                   ARTICLE XX

                                     NOTICES

        All notices and other communications provided for herein shall, unless otherwise stated herein, be in writing (including by telex or facsimile transmission) and shall be mailed, sent or delivered at or to the address or telex or facsimile number of the respective party or parties set forth on the signature pages hereof, or at or to such other address or telex or facsimile number as such party or parties shall have designated in a written notice to the other party or parties. All such notices and communications shall be effective
(i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or five business days after deposit in the mail, first class, postage prepaid; (iii) if sent by telex, upon receipt by the sender of an appropriate answerback; and (iv) if sent by facsimile transmission, when sent.

                                   ARTICLE XXI

                         NO WAIVER; CUMULATIVE REMEDIES

        No failure on the part of the Agent to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Agent.

                                  ARTICLE XXII

                               COSTS AND EXPENSES

        22.1 Payments by the Issuer. The Issuer shall pay to the Agent on demand the reasonable out-of-pocket costs and expenses of the Agent, and the reasonable fees and disbursements of counsel to the Agent (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution, delivery and administration of this Agreement and any amendments, modifications or waivers of the terms thereof.

        22.2 Payments by the Issuer and the Designated Guarantors. Each of the Issuer and each Designated Guarantors, jointly and severally, shall pay to the Agent on demand all actual costs and expenses of the Agent, and all actual fees and disbursements of counsel (including allocated costs of internal counsel), incurred in connection with the enforcement or attempted enforcement of, and preservation of rights or interests under, this Agreement, including any losses, costs and expenses sustained by the Agent as a result of any failure by the Trustee or any Senior Secured Note holder to perform or observe its obligations contained in this Agreement.

                                  ARTICLE XXIII

                                    SURVIVAL

        All covenants, agreements, representations and warranties made in this Agreement shall, except to the extent otherwise provided herein, survive the execution and delivery of this Agreement and shall continue in full force and effect for so long as any Senior Credit Agreement Obligations remain unpaid or the Commitment remains in effect. Without limiting the generality of the foregoing, the obligations of the Issuer and the Guarantors under ARTICLE XXII shall survive the satisfaction of the Senior Credit Agreement Obligations and the termination of the Commitment.

                                  ARTICLE XXIV

                                  MISCELLANEOUS

        24.1 Benefits of Agreement. This Agreement is entered into for the sole protection and benefit of the parties hereto, the Banks and the Senior Secured Note holders and their successors and assigns, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.

        24.2 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Borrower, the Trustee and the Agent and their respective successors and assigns.

        24.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        24.4 Submission to Jurisdiction. The Trustee hereby (i) submits to the non-exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States sitting in the State of California for the purpose of any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

        24.5 Appointment of Process Agent. The Trustee hereby irrevocably appoints U.S. Bank Trust, National Association (the "Process Agent"), with an office on the date hereof at 550 South Hope Street, Los Angeles, California 90071, as its authorized agent with all powers necessary to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or relating to this Agreement in any of the courts in and of the State of California. Such service may be made by mailing or delivering a copy of such process to the Trustee in care of the Process Agent at the


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
Process Agent's above address, and the Trustee hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf and agrees that the failure of the Process Agent to give any notice of any such service to the Trustee shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. As an alternative method of service, the Trustee also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in ARTICLE XX. If for any reason the Los Angeles office of U.S. Bank Trust, National Association shall cease to act as Process Agent, the Trustee shall appoint forthwith, in the manner provided for herein, a successor Process Agent qualified to act as an agent for service of process with respect to all courts in and of the State of California and acceptable to the Agent. Nothing in this Section 24.5 shall affect the right of the Agent to serve legal process in any other manner permitted by law or limit the right of the Agent to bring any action or proceeding against the Trustee or its property in the courts of other jurisdictions.

        24.6 Entire Agreement. This Agreement constitutes the entire agreement of the Issuer, the Guarantors, the Agent and the Trustee and the Senior Secured Note holders with respect to the matters set forth herein and supersedes any prior agreements, commitments, discussions and understandings, oral or written, with respect thereto. There are no conditions to the full effectiveness of this Agreement.

        24.7 Amendments and Waivers. This Agreement may not be amended except by a writing signed by the Issuer, the Designated Guarantors, the Trustee and the Agent. No waiver of any rights under any provision of this Agreement or consent to any departure therefrom shall be effective unless in writing and signed by the Agent, the Issuer and the Trustee. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        24.8 Conflicts. In case of any conflict between any terms of this Agreement, on the one hand, and the Senior Note Agreements or any other document or instrument relating to the Senior Note Obligations or the Senior Credit Agreements or any other document or instrument relating to the Senior Credit Agreement Obligations, on the other hand, then the terms of this Agreement shall control.

        24.9 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement or the validity or effectiveness of such provision in any other jurisdiction.

        24.10 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.


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
        24.11 Termination of Agreement. Upon payment and performance in full in cash or Cash Equivalents of the Senior Credit Agreement Obligations and the termination of the Commitment, this Agreement shall terminate and the Agent shall promptly execute and deliver to the Issuer, the Trustee and the Senior Secured Note holders such documents and instruments as shall be necessary to evidence such termination; provided, however, that the obligations of the Issuer, the Guarantors, and the Trustee under ARTICLE XXII shall survive such termination.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                THE ISSUER

                THE SPORTS CLUB COMPANY, INC.,
                a California corporation


                By        /s/ Timothy O'Brien
                          --------------------------------------------
                          Timothy O'Brien
                Title:    Chief Financial Officer

                Address:
                          The Sports Club Company, Inc.
                          11100 Santa Monica Boulevard., Suite 300
                          Los Angeles, California 90025

                Tel. No.:   (310) 479-5200
                Fax No.:    (310) 479-5740

                THE DESIGNATED GUARANTORS

                IRVINE SPORTS CLUB, INC.,
                a California corporation


                By        /s/ Timothy O'Brien
                          --------------------------------------------
                          Timothy O'Brien
                Title:    Chief Financial Officer

                Address:
                          c/o The Sports Club Company, Inc.
                          11100 Santa Monica Boulevard., Suite 300
                          Los Angeles, California 90025

                Tel. No.:   (310) 479-5200
                Fax No.:    (310) 479-5740


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
                CANOGA AGOURA SPECTRUM CLUB, INC.,
                a California corporation


                By:       /s/ Timothy O'Brien
                          ---------------------------------------------
                          Timothy O'Brien
                Title:    Chief Financial Officer

                Address:
                          c/o The Sports Club Company, Inc.
                          11100 Santa Monica Boulevard, Suite 300
                          Los Angeles, California 90025

                Tel. No.:   (310) 479-5200
                Fax No.:    (310) 479-5740


                GREEN VALLEY SPECTRUM CLUB, INC.,
                a Nevada corporation


                By        /s/ Timothy O'Brien
                          ---------------------------------------------
                          Timothy O'Brien
                Title:    Chief Financial Officer

                Address:
                          c/o The Sports Club Company, Inc.
                          11100 Santa Monica Boulevard, Suite 300
                          Los Angeles, California 90025

                Tel. No.:   (310) 479-5200
                Fax No.:    (310) 479-5740


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
                THE AGENT

                COMERICA BANK-CALIFORNIA
                a California corporation


                By        /s/ Joseph Yurosek
                          ---------------------------------------------
                          Joseph Yurosek
                Title:    Vice President

                Address:
                          Comerica Bank-California
                          301 E. Ocean Boulevard., Suite 1800
                          Long Beach, California 90802

                Tel. No.:   (562) 590-2530
                Fax No.:    (562) 901-2703

                THE TRUSTEE

                U.S. BANK TRUST, NATIONAL
                ASSOCIATION, A NATIONAL BANKING ASSOCIATION


                By          /s/ Richard Prokosch
                            -------------------------------------------
                                   Title: Assistant Vice President

                Address:
                U.S. Bank Trust, National Association
                -------------------------------------------------------
                100 Wall Street
                -------------------------------------------------------
                New York, New York 10005
                -------------------------------------------------------
                Attn: Corporate Trust Administration SPFT 0210

                Tel. No.:   (212) 361-2501
                Fax No.:    (212) 809-5459



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